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                                                                   EXHIBIT 10.22

PROMISSORY NOTE SECURED BY MORTGAGE

                                                             Loan No. 31-0901388
                                                              New York, New York
$10,000,000.00                                                  November 21,2003

1. PROMISE TO PAY. For value received, the undersigned STONEWATER DOX FUNDING LLC ("Borrower"), promise(s) to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender"), 1320 Willow Pass Road, Suite 205, Concord, California 94520, or at such other place as may be designated in writing by Lender, the principal sum of TEN MILLION AND NO/100THS DOLLARS ($10,000,000.00) ("Loan"), with interest thereon as specified herein. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds, without offset, deduction or counterclaim of any kind.

2. SECURED BY MORTGAGE. This Note is secured by, among other things, that Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) ("Mortgage") of even date herewith, identifying this Note as an obligation secured thereby and encumbering certain real property described therein ("Property").

3. DEFINITIONS. For the purposes of this Note, the following terms shall have the following meanings:

     "Business Day" shall mean any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks in California are authorized or required by law to close. All references in this Note to a "day" or a "date" shall be to a calendar day unless specifically referenced as a Business Day.

     "Cash Flow" shall mean the actual rental payments (including, but not limited to, payments for taxes or payments in lieu of taxes, insurance and operating expenses) with respect to the Property actually received by Borrower for the twelve (12) calendar month period ending on the date of determination, minus (c) the actual operating expenses for such period, (d) an amount for reasonable management expenses equal to the greater of three percent (3%) or the actual management expenses for such period, and (e) the amount of any normalized capital expenditures made in connection with the Property during such period. Cash Flow shall be reasonably adjusted by Lender, if necessary, to accurately reflect the amounts of any extraordinary non-recurring maintenance items that were incurred during any such twelve (12) calendar month period, and to reflect on a prorata basis those expenses paid on an annual or semi-annual basis, including, but not limited to, payments made with respect to property taxes and insurance.

     "Debt Service" shall mean, with respect to any particular period of time, scheduled payments due under this Note.

     "Debt Service Coverage Ratio" shall mean the ratio of (a) the Cash Flow for the Property determined as of the date of determination, to (b) an amount equal to the Debt Service


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     that would be due for the twelve (12) calendar month period immediately preceding such calculation.

     "Default" shall have the meaning set forth in the Mortgage.

     "Disbursement Date" shall mean the date upon which the Loan proceeds are funded into escrow in connection with the closing of the Loan.

     "Effective Date" shall mean the earlier of (a) the date the Mortgage is recorded in the Public Records of the county where the Property is located and (b) the date Lender authorizes the Loan proceeds to be released to Borrower.

     "Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or here-after in existence.

     "Interest Shortfall" shall mean, with respect to any prepayment, all interest which would have accrued on the principal balance of the Note after the date of prepayment to the next scheduled payment date.

     "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or actually known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

     "Loan Documents" shall mean the documents listed in Exhibit B attached hereto and incorporated herein by this reference.

     "Maturity Date" shall mean December 1, 2013.

     "Officer's Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

     "Parking Parcel" shall mean a portion of the Property more particularly described in Exhibit C.

     "Release Price" shall mean $450,000.00 for the Parking Parcel.

4.   INTEREST; PAYMENTS.


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     4.1. DEFINITIONS. The following terms shall have the meanings indicated:

          "Actual/360 Basis" shall mean on the basis of a 360-day year and charged on the basis of actual days elapsed for any whole or partial month in which interest is being calculated.

          "30/360 Basis" shall mean on the basis of a 360-day year consisting of 12 months of 30 days each.

          "Interest Rate" shall mean a fixed annual rate of 5.91%.

     4.2. INTEREST ACCRUAL. Interest on the outstanding principal balance of this Note shall accrue from the Disbursement Date at an annual rate equal to the Interest Rate calculated on an Actual/360 Basis.

     4.3. PAYMENTS. Monthly payments hereunder shall commence on the first day of the calendar month following the Disbursement Date and continue on the first day of each calendar month thereafter through the Maturity Date. If the Disbursement Date is a date other than the first day of a calendar month, the first monthly payment shall be interest only. Subsequent monthly payments shall be calculated on the basis of an equal-payment thirty (30) year amortization of principal and interest. Notwithstanding that interest on this Note accrues on an Actual/360 Basis, the total amount of each such amortized monthly payment of principal and interest shall be determined using a 30/360 Basis. On the Maturity Date, all unpaid principal and accrued but unpaid interest shall be due and owing in full. All interest shall be paid in arrears. Except as otherwise specifically provided in this Note or the other Loan Documents, all payments and deposits due under this Note or the other Loan Documents shall be made to Lender not later than 12:00 noon, California time, on the day on which such payment or deposit is due. Any funds received by Lender after such time shall, for all purposes, be deemed to have been received on the next succeeding Business Day.

     4.4. ACKNOWLEDGMENTS. Borrower acknowledges that interest calculated on an Actual/360 Basis exceeds interest calculated on a 30/360 Basis and, therefore: (a) a greater portion of each monthly installment of principal and interest will be applied to interest using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis; and (b) the unpaid principal balance of this Note on the Maturity Date will be greater using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis.

     4.5. APPLICATION OF PAYMENTS. In the absence of a specific determination by Lender to the contrary, provided no Default has occurred, all payments paid by Borrower to Lender in connection with the obligations of Borrower under this Note and under the other Loan Documents shall be applied in the following order of priority: (a) to amounts, other than principal and interest, due to Lender pursuant to this Note or the other Loan Documents; (b) to accrued but unpaid interest on this Note; and (c) to the unpaid principal balance of this Note. Upon the


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          occurrence of a Default, Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Lender from or on behalf of Borrower, and Borrower irrevocably agrees that, during the existence of a Default, Lender shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower in such order of priority as Lender may deem advisable.

5.   LATE CHARGE; DEFAULT RATE.

     5.1. LATE CHARGE. If all or any portion of any payment or deposit required hereunder (other than the payment due on the Maturity Date) is not paid or deposited on or before the fourth day following the day on which such payment or deposit is due, Borrower shall pay a late or collection charge, as liquidated damages, equal to 5% of the amount of such unpaid payment or deposit. If all or any portion of the payment due on the Maturity Date is paid after the Maturity Date and on a date other than the first day of a month, Borrower shall pay a late or collection charge, as liquidated damages, equal to the interest which would have accrued on such amount during the period commencing on the date payment of such amount is actually made and ending on the last day of the month in which payment of such amount is actually made. Borrower acknowledges that Lender will incur additional expenses as a result of any late payments or deposits hereunder, which expenses would be impracticable to quantify, and that Borrower's payments under this Section 5.1 are a reasonable estimate of such expenses.

     5.2. DEFAULT RATE. Commencing upon a Default and continuing until such Default shall have been cured by Borrower, all sums owing on this Note shall bear interest until paid in full at an annual rate equal to 5% plus the Interest Rate, but not higher than the maximum rate of interest permitted by applicable law ("Default Rate").

6. MAXIMUM RATE PERMITTED BY LAW. Neither this Note nor any of the other Loan Documents shall require the payment or permit the collection of any interest or any late payment charge in excess of the maximum rate permitted by law. If any such excess interest or late payment charge is provided for under this Note or any of the other Loan Documents or if this Note or any of the other Loan Documents shall be adjudicated to provide for such excess, neither Borrower nor Borrower's successors or assigns shall be obligated to pay such excess, and the right to demand the payment of any such excess shall be and hereby is waived, and this provision shall control any other provision of this Note or any of the other Loan Documents. If Lender shall collect amounts which are deemed to constitute interest and which would increase the effective interest rate to a rate in excess of the maximum rate permitted by law, all such amounts deemed to constitute interest in excess of the maximum legal rate shall, upon such determination, at the option of Lender, be returned to Borrower or credited against the outstanding principal balance of this Note.

7. ACCELERATION. If (a) Borrower shall fail to pay when due any sums payable under this Note in accordance with Section 7.1(a)(i) of the Mortgage (provided failure to pay


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     when due is not as a result of Lender's failure to deposit the sums in a timely manner pursuant to the Cash Management Agreement); (b) any other Default shall occur; or (c) any other event or condition shall occur which, under the terms of the Mortgage or any other Loan Document, gives rise to a right of acceleration of sums owing under this Note, then Lender, at its sole option, shall have the right to declare all sums owing under this Note immediately due and payable; provided, however, that if the Mortgage or any other Loan Document provides for the automatic acceleration of payment of sums owing under this Note, all sums owing under this Note shall be automatically due and payable in accordance with the terms of the Mortgage or such other Loan Document.

8.   BORROWER'S LIABILITY.

     8.1. LIMITATION. Except as otherwise provided in this Section 8, Lender's recovery against Borrower under this Note and the other Loan Documents shall be limited solely to the Property and the "Collateral" (as defined in the Mortgage).

     8.2. EXCEPTIONS. Nothing contained in Section 8.1 or elsewhere in this Note or the other Loan Documents, however, shall limit in any way the personal liability of Borrower owed to Lender (a) for any actual losses or damages incurred by Lender (including, without limitation, any impairment of Lender's security for the Loan) with respect to any of the following matters: (i) fraud or willful misrepresentation of Borrower or parties under the Control (hereinafter defined) of Borrower ("Control" shall mean the power to direct the management and policies of a party, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise); (ii) material physical waste of the Property or the Collateral; (iii) failure to pay property or other taxes, assessments or similar charges (other than amounts paid to Lender for taxes, assessments or charges pursuant to Impounds as defined in Exhibit A and where Lender elects not to apply such funds toward payment of the taxes, assessments or similar charges owed) which may create liens senior to the lien of the Mortgage on all or any portion of the Property, provided, no liability shall be incurred if failure to pay or escrow such funds is due to the failure of the Property to generate income sufficient (after payment of debt service) to pay or escrow such funds or for failure of Lender or servicer to apply funds in accordance with the terms of the Loan Documents for the payment of taxes, assessments, or other similar charges; (iv) failure to deliver any insurance or condemnation proceeds or awards or any security deposits actually received by Borrower to Lender or to otherwise apply such sums as required under the terms of the Loan Documents or any other instrument now or hereafter securing this Note; (v) failure to apply or deliver to Lender for application any rents, royalties, accounts, revenues, income, issues, profits and other benefits from the Property which are actually received by Borrower during the period of any Default or after acceleration of the indebtedness and other sums owing under the Loan Documents to the payment of either (i) such indebtedness or other sums or (ii) the normal and necessary operating expenses of the Property; (vi) any breach by Borrower of any covenant in this Note or in the Mortgage regarding Hazardous Materials (as defined in the Mortgage) or any representation or warranty of Borrower regarding Hazardous


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          Materials proving to have been untrue when made; or (vii) in the event of a Default resulting from a Prohibited Property Transfer (as defined in the Mortgage) or a Prohibited Equity Transfer (as defined in the Mortgage); or (b) in the event the Property or the Collateral shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or (ii) a collusive involuntary bankruptcy or insolvency proceeding (other than one filed by Lender) which is not dismissed within 90 days of filing.

     8.3. No RELEASE OR IMPAIRMENT. Nothing contained in Section 8.1 shall be deemed to release, affect or impair the indebtedness evidenced by this Note or the obligations of Borrower under, or the liens and security interests created by the Loan Documents, or Lender's rights to enforce its remedies under this Note and the other Loan Documents, including, without limitation, the right to pursue any remedy for injunctive or other equitable relief, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, assignments and security interests which are now or at any time hereafter security for the payment and performance of all obligations under this Note or the other Loan Documents.

     8.4. PREVAIL AND CONTROL. The provisions of this Section 8 shall prevail and control over any contrary provisions elsewhere in this Note or the other Loan Documents.

9. NON-MORTGAGOR BORROWER. If any Borrower is not also a "Mortgagor" under the Mortgage, such Borrower hereby makes all representations and warranties in favor of Lender contained in Article 5 of the Mortgage, all covenants contained in Section 6.15 of the Mortgage, and all indemnities of Lender contained in Section 6.19 of the Mortgage, jointly and severally with the "Mortgagor."

10.  MISCELLANEOUS.

     10.1. JOINT AND SEVERAL LIABILITY. If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.

     10.2. WAIVER OF PRESENTMENT. Except as otherwise provided herein or in any other Loan Document, Borrower hereby waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of intent to accelerate, notice of acceleration, notice of nonpayment, notice of costs, expenses or losses and interest thereon, and notice of interest on interest and late charges.

     10.3. DELAY IN ENFORCEMENT. No previous waiver or failure or delay by Lender in acting with respect to the terms of this Note or the Mortgage shall constitute a waiver of any breach, default or failure of condition under this Note, the Mortgage or the obligations secured thereby. A waiver of any term of this Note, the Mortgage or of any of the obligations secured thereby must be made in writing signed by Lender, shall be limited to the express terms of such waiver, and shall


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          not constitute a waiver of any subsequent obligation of Borrower. The acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

     10.4. TIME OF THE ESSENCE. Time is of the essence with respect to every provision hereof.

     10.5. GOVERNING LAW. This Note was accepted by Lender in the state of New York, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Note, the Mortgage and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for the foreclosure of the liens granted under the Mortgage securing this Note and the creation, perfection and enforcement of the security interests created pursuant thereto and pursuant to the other Loan Documents shall be governed by and construed according to the law of the state where the Property is located. Except as provided in the immediately preceding sentence, Borrower hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than New York governs the Mortgage, this Note and the other Loan Documents.

     10.6. CONSENT TO JURISDICTION. Borrower irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of New York over any suit, action, or proceeding, brought by Borrower against Lender, arising out of or relating to this Note or the Loan evidenced hereby; (b) any state or federal court sitting in the state where the Property is located or the state in which Borrower's principal place of business is located over any suit, action or proceeding, brought by Lender against Borrower, arising out of or relating to this Note or the Loan evidenced hereby; and (c) any state court sitting in the county of the state where the Property is located over any suit, action, or proceeding, brought by Lender to exercise its rights of foreclosure under the Mortgage or any action brought by the Lender to enforce its rights with respect to the Collateral. Borrower irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

     10.7. COUNTERPARTS. This Note may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which taken together shall be deemed to be one and the same Note.


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     10.8. HEIRS, SUCCESSORS AND ASSIGNS. All of the terms, covenants, conditions and indemnities contained in this Note and the other Loan Documents shall be binding upon the heirs, successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted in this Note or the other Loan Documents.

     10.9. SEVERABILITY. If any term of this Note, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Note shall be valid and enforceable to the fullest extent permitted by law.

     10.10. CONSENTS AND APPROVALS. Wherever Lender's consent, approval, acceptance or satisfaction is required under any provision of this Note or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Lender unless such provision expressly so provides.

11. NOTICES. All notices and other communications that are required or permitted to be given to a party under this Note shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses and facsimile numbers of the parties shall be:

Borrower:                                  Lender:
Stonewater DOX Funding LLC                 Wells Fargo Bank, N.A.
c/o Stonewater Partners                    1320 Willow Pass Road, Suite 205
22 Deer Creek Lane                         Concord, CA 94520
MtKisco, NY 10549                          Loan No. 31-0901388
FAX No.: (914) 470-4011                    FAX No.: (925) 691-5947

and

Drawbridge Special Opportunities Fund LP
1251 Avenue of the Americas, 16th Floor
New York, New York 10020
Attention: Kevin Treacy
Fax No. (212)798-6099

with a copy to

Solomon and Weinberg LLP
685 Third Avenue, 30th Floor
New York, New York 10017


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Fax No. (212)605-1001
Attention: Craig H. Solomon, Esq.

12. ADDITIONAL TERMS AND CONDITIONS. The additional terms and conditions set forth in Exhibit A attached hereto are incorporated herein by this reference.

13. PREPAYMENT - DEFEASANCE ONLY. Borrower acknowledges that any prepayment of this Note will cause Lender to lose its interest rate yield on this Note and will possibly require that Lender reinvest any such prepayment amount in loans of a lesser interest rate yield (including, without limitation, in debt obligations other than first mortgage loans on commercial properties). As a consequence, Borrower agrees as follows, as an integral part of the consideration for Lender's making the Loan:

     13.1 VOLUNTARY PREPAYMENT. Any voluntary prepayment of this Note: (a) is prohibited except during the last three (3) months of the term, and
          (b) is permitted in full only, and not in part, except as provided in
          Section 6 of Exhibit A hereof.

     13.2 PREPAYMENT CHARGE.

          a. BASIC CHARGE. Except as provided below, if this Note is prepaid prior to the last three months of the term, whether such prepayment is involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts: (i) an amount equal to 1% of the amount prepaid; or (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, "Periodic Treasury Yield" means (iii) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly.


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          b.   ADDITIONAL CHARGE. If this Note is prepaid on any day other than the first day of a month, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in Section 13.2.a above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred) during the period commencing on the prepayment date and ending on the last day of the month in which the prepayment occurred.

          c. EXCLUSION. Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

     13.3 EFFECT OF PREPAYMENT. No partial prepayment of this Note shall change the dates or amounts of subsequent monthly installments of principal and interest, unless Lender otherwise agrees in writing.

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     13.4 WAIVER. Borrower waives any right to prepay this Note except under the terms and conditions set forth in this Section 13 and agrees that if this Note is prepaid, Borrower shall pay the prepayment charge set forth above. Borrower hereby acknowledges that: (a) the inclusion of this waiver of prepayment rights and agreement to pay the prepayment charge for the right to prepay this Note was separately negotiated with Lender; (b) the economic value of the various elements of this waiver and agreement was discussed; and (c) the consideration given by Borrower for the Loan was adjusted to reflect the specific waiver and agreement negotiated between Borrower and Lender and contained herein.


                                        Borrower's Initials /s/ Illegible
                                                            --------------------

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14.  DEFEASANCE-FULL.

     14.1 DEFEASANCE DEFINITIONS. In addition to the terms defined elsewhere in this Note or the other Loan Documents, the following terms shall have the meanings indicated:

          "Code" means the Internal Revenue Code of 1986, as amended to date and as further amended from time to time, or any successor statutes thereto, together with applicable regulations issued pursuant thereto in temporary or final form.

          "Defeasance" means the Borrower's substitution of collateral and Lender's release of the lien of the Deed of Trust upon satisfaction of all of the terms and conditions of this Section 14.

          "Defeasance Collateral" means obligations or securities, not subject to prepayment, call or early redemption, each of which qualifies as a "Government security" as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended (15 U.S.C. Section 80a-1 et seq.), together with all revenues and proceeds of such obligations or securities.

          "Defeasance Date" means the date upon which the Defeasance is completed, which shall be a scheduled payment date.

          "Defeasance Security Agreements" shall have the meaning specified in
          Section 14.3(d)(ii)

          "Lockout Period" means the period beginning on the Effective Date and ending on the later of (a) the second anniversary of the Startup Day of the REMIC, if any, that holds this Note on the Defeasance Date, and
          (b) the third (3rd) anniversary of the Effective Date.

          "Rating Agencies" means Fitch, Inc., Moody's Investors Service, Inc., Standard & Poor's Rating Services and any other nationally-recognized statistical rating organization that, in connection with the securitization of the Loan by a REMIC maintains a rating, on the Defeasance Date, of the securities issued by the REMIC.

          "REMIC" means a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          "Startup Day" means the "startup day" within the meaning of Section 860G(a)(9) of the Code.

          "Successor Borrower" means an entity designated by Lender whose sole purpose is to own the Defeasance Collateral delivered by Borrower under this Section 14 and assume Borrower's obligations with respect to the Loan either alone, or together with the Defeasance Collateral for other, previously defeased loans or portions of loans assumed by Successor Borrower which are also held by the REMIC that holds this Note. Successor Borrower shall, in either case, be restricted from taking actions that could result in its bankruptcy or dissolution.

     14.2 BORROWER RIGHT TO DEFEASE. At any time after the Lockout Period, Borrower may elect to effect a Defeasance of the Loan in accordance with the provisions of this Section 14, at Borrower's sole cost and expense.

     14.3 CONDITIONS. Borrower shall only have the right to cause a Defeasance if all of the following conditions have been satisfied:

          a. NOTICE. Borrower shall give at least 45 days but not more than 90 days written notice to Lender specifying the Borrower's intended Defeasance Date. Simultaneously with the delivery of such notice, Borrower shall deposit with Lender an amount reasonably estimated by Lender to be sufficient to reimburse Lender's anticipated actual, out-of-pocket expenses in connection with the Defeasance, for which Borrower shall be solely responsible whether or not the Defeasance shall be completed. If any such notice shall have been given by Borrower, Borrower shall be obligated to complete the Defeasance of the Loan on the Defeasance Date, unless such notice is revoked in writing by Borrower prior to the Defeasance Date. Upon completion of the Defeasance or revocation by Borrower as specified above, Lender shall promptly return any surplus deposit to Borrower;

          b. NO DEFAULT. No Default shall exist either on the date of receipt of Borrower's notice under Section 14.3.a above or on the Defeasance Date;

          c. PAYMENTS. Borrower shall pay in full, on or before the Defeasance Date (i) all unpaid interest accruing under this Note to and including the Defeasance Date (or otherwise cause Successor Borrower to assume liability for such interest), (ii) all other sums due under this Note and the other Loan Documents on or before the Defeasance Date, (iii) all escrow, closing, recording, legal, appraisal, Rating Agency and other fees, costs and expenses paid or incurred by Lender or its agents in connection with the Defeasance, the release of the lien of the Deed of Trust on the Property, the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreements and related documentation, (iv) a defeasance fee to Lender of 1% of the outstanding principal balance of the Loan as of the Defeasance Date but not more than $10,000, and (v) any revenue, documentary stamp, intangible or other taxes, charges or similar fees due in connection with the transfer or assumption of this Note or the Defeasance;

          d. DELIVERIES. Borrower shall, at Borrower's sole cost and expense, deliver the following items to Lender on or before the Defeasance
               Date:

               (i) The Defeasance Collateral, as substitute collateral for the Loan. The principal and interest payments under the Defeasance Collateral (without regard to earnings from reinvestment of proceeds) must be, in timing and amounts, sufficient to provide for payment prior, but as close as possible, to all successive scheduled payment dates occurring after the Defeasance Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and interest required to be paid under this Note (including, without limitation, all amounts due on the Maturity Date) for the balance of the term hereof. Borrower shall take such actions, enter such agreements and issue such orders or directions (including those specified below), as are necessary or appropriate and in accordance with customary commercial standards to effectuate book-entry transfers and pledges through the book-entry facilities of the institution holding the Defeasance Collateral or otherwise to create and perfect a valid, enforceable, first priority security interest in the Defeasance Collateral in favor of Lender;

               (ii) A pledge and security agreement and an account control agreement, each in form and substance customary in commercial mortgage defeasance transactions (such agreements, the "Defeasance Security Agreements"), creating, attaching and perfecting a first priority security interest in favor of Lender in the Defeasance Collateral under the law of the jurisdiction selected by Lender, which agreements shall provide, among other things, that all payments generated by the Defeasance Collateral shall be paid directly to Lender and applied by Lender to amounts then due and payable under this Note;

               (iii) A certificate of Borrower certifying that all of the requirements of this Section 14 have been satisfied;

               (iv) Opinions of counsel for Borrower, addressed to Lender and all Rating Agencies and delivered by counsel reasonably satisfactory to Lender, subject only to customary assumptions, qualifications and exceptions, stating, among other things, that (a) Lender has a perfected security interest in the Defeasance Collateral, (b) the Defeasance Security Agreements are enforceable against Borrower in accordance with their terms and (c) any REMIC that holds this Note immediately prior to the Defeasance Date will not, as a result of the Defeasance, fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code;

               (v) A certificate, addressed to Lender and all Rating Agencies, from a firm of independent certified public accountants reasonably acceptable to Lender, subject only to customary assumptions, qualifications and exceptions, certifying that the Defeasance Collateral satisfies the requirements of Section 14.3.d.(i) above and certifying that in no fiscal year of Successor Borrower will the interest earned on the Defeasance Collateral exceed the interest payable for the same period on the Loan under this Note;

               (vi) If this Note is held by a REMIC, written evidence from all of the Rating Agencies that the Defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the Defeasance for any securities representing interests in such REMIC which are then outstanding; and

               (vii) Such other certificates, opinions, documents or instruments as are necessary and customary in commercial mortgage defeasance transactions to effect the Defeasance as reasonably required by Lender.

          e. RELEASE OF LIEN. Upon satisfaction of all conditions specified in this Section 14, the Property shall be released from the lien of the Deed of Trust and the other Loan Documents, and the Defeasance Collateral and the proceeds thereof shall constitute the only collateral securing the obligations of Borrower under this Note and the other Loan Documents. Lender shall, at Borrower's expense, prepare, execute and deliver any instruments reasonably necessary to release the lien of the Deed of Trust from the Property.

          f. ASSIGNMENT AND ASSUMPTION. In connection with the Defeasance, Borrower may and shall, at the request of Lender, assign all of its right, title and interest in and to the pledged Defeasance Collateral and all its obligations and rights under this Note and the Defeasance Security Agreements to Successor Borrower. Successor Borrower shall execute an assumption agreement in form and substance customary in commercial mortgage defeasance transactions, pursuant to which it shall assume Borrower's obligations under this Note and the Defeasance Security Agreements. As conditions to such assignment and assumption, Borrower shall (x) deliver to Lender opinions of counsel addressed to Lender and all Rating Agencies, in form and substance customary in commercial defeasance transactions and delivered by counsel reasonably satisfactory to Lender, and subject only to customary assumptions, qualifications and exceptions, stating, among other things, that such assumption agreement is enforceable against Borrower and Successor Borrower in accordance with its terms and that this Note and the Defeasance Security Agreements, as so assumed, are enforceable against Successor Borrower in accordance with their respective terms, and that the bankruptcy of any affiliate of Successor Borrower will not affect the assets of Successor Borrower; and
               (y) pay all actual, out of pocket costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the formation or review of Successor Borrower and the preparation of the assumption agreement and related documentation). Upon such assumption by Successor Borrower, Borrower shall be relieved of its obligations under this Note, the Defeasance Security

               Agreements and the other Loan Documents other than (i) representations and warranties made in connection with the Defeasance, (ii) the obligation to effect the Defeasance in accordance with this Section 14, and to provide further assurances as necessary to do so, (iii) liability for actual losses to Lender resulting from an avoidance, rescission or set-aside of the Defeasance arising as a result of actions taken or suffered by Borrower, and (iv) those obligations which are specifically intended to survive the repayment of the Loan or other termination, satisfaction or assignment of this Note, the Defeasance Security Agreements or the other Loan Documents or Lender's exercise of its rights and remedies under any of such documents and instruments.

15. WAIVER OF JURY TRIAL. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF LENDER OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN TO BORROWER.

                                        "BORROWER"

                                        STONEWATER DOX FUNDING LLC,
                                        a Delaware limited liability company


                                        By: /s/ Marc K. Furstein
                                            ------------------------------------
                                        Name: Marc K. Furstein
                                        Title: Chief Operating Officer

                                                             Loan No. 31-0901388

                          EXHIBIT A TO PROMISSORY NOTE
                         ADDITIONAL TERMS AND CONDITIONS

This Exhibit A is attached to and forms a part of that Promissory Note ("Note") executed by STONEWATER DOX FUNDING LLC ("Borrower") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

1.   DISBURSEMENT OF LOAN PROCEEDS; LIMITATION OF LIABILITY.

     Borrower hereby authorizes Lender to disburse the proceeds of the Loan, after deducting any and all fees owed by Borrower to Lender in connection with the Loan, to Chicago Title Insurance Company. With respect to such disbursement, Borrower understands and agrees that Lender does not accept responsibility for errors, acts or omissions of others, including, without limitation, the escrow company, other banks, communications carriers or clearinghouses through which the transfer of Loan proceeds may be made or through which Lender receives or transmits information, and no such entity shall be deemed Lender's agent. As a consequence, Lender shall not be liable to Borrower for any actual (whether direct or indirect), consequential or punitive damages which may arise with respect to the disbursement of Loan proceeds, whether or not (a) any claim for such damages is based on tort or contract, or (b) either Lender or Borrower knew or should have known of the likelihood of such damages in any situation other than actual losses arising from Lender's gross negligence or willful misconduct.

2.   FINANCIAL STATEMENTS.

     2.1 STATEMENTS REQUIRED. During the term of the Loan and while any liabilities of Borrower to Lender under any of the Loan Documents remain outstanding and unless Lender otherwise consents in writing, Borrower shall provide to Lender the following:

          a. OPERATING STATEMENT. Not later than 10 days after and as of each calendar month during the period prior to any sale of the Loan, and thereafter not later than 30 days after and as of the end of each calendar quarter, an operating statement, signed and dated by Borrower in a form reasonably acceptable to Lender, showing all revenues and expenses during such month or quarter and year-to-date, relating to the Property, including, without limitation, all information requested under any of the Loan Documents;

          b. RENT ROLL. Not later than 10 days after and as of each calendar month during the period prior to any sale of the Loan, and thereafter not later than 30 days after and as of the end of each calendar quarter, a rent roll signed and dated by Borrower in a form reasonably acceptable to Lender, showing the following lease information with regard to each tenant: the


                                    EXHIBIT A
                                        1
               name of the tenant, monthly or other periodic rental amount, dates of commencement and expiration of the lease, and payment status;

          c. BALANCE SHEET. If requested by Lender, not later than 90 days after and as of the end of each fiscal year, a balance sheet, signed and dated by Borrower in a form reasonably acceptable to Lender (or audited financial statements if Borrower obtains them), showing all assets and liabilities of Borrower; and

          d. OTHER INFORMATION. From time to time, upon Lender's delivery to Borrower of at least 10 days' prior written notice, such other information with regard to Borrower, principals of Borrower, guarantors or the Property as Lender may reasonably request in writing.

     2.2 FORM; WARRANTY. Borrower agrees that all financial statements to be delivered to Lender pursuant to Section 2.1 shall: (a) be complete and correct in all material respects; (b) present fairly the financial condition of the party; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) be prepared in accordance with the same accounting standard used by Borrower to prepare the financial statements delivered to and approved by Lender in connection with the making of the Loan or other accounting standards reasonably acceptable to Lender. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement except as disclosed by Borrower in a writing delivered to Lender. Borrower agrees that all rent rolls and other information to be delivered to Lender pursuant to Section 2.1 shall not contain any misrepresentation or omission of a material fact.

     2.3 LATE CHARGE. If any financial statement, leasing schedule or other item required to be delivered to Lender pursuant to Section 2.1 is not timely delivered, Borrower shall promptly pay to Lender, as a late charge, the sum of $500 per item. In addition, Borrower shall promptly pay to Lender an additional late charge of $500 per item for each full month during which such item remains undelivered following written notice from Lender. Borrower acknowledges that Lender will incur additional expenses as a result of any such late deliveries, which expenses would be impracticable to quantify, and that Borrower's payments under this Section 2.3 are a reasonable estimate of such expenses.

3.   IMPOUNDS AND CASH MANAGEMENT.

     3.1 AMOUNTS. Borrower shall deposit with Lender, the amounts ("Impounds") stated below on the dates stated below, for the purpose of paying the costs stated below:

          a. TAXES. (i) $75,776.00 on the Disbursement Date, and (ii) on the first payment date on which both principal and interest under the Loan are


                                    EXHIBIT A
                                        2
               payable and on each payment date thereafter, an amount reasonably estimated from time to time by Lender in its sole discretion to be sufficient to pay for real estate taxes and assessments payable by Borrower under Section 6.9 of the Mortgage. The initial estimated monthly amount to be deposited by Borrower on each payment date is $18,944.00.

          b. INSURANCE. (i) $2,228.00 on the Disbursement Date, and (ii) on the first payment date on which both principal and interest under the Loan are payable and on each payment date thereafter, an amount reasonably estimated from time to time by Lender in its sole discretion to be sufficient to pay for premiums for insurance payable by Borrower under Section 6.10 of the Mortgage. The initial estimated monthly amount to be deposited by Borrower on each payment date is $1,114.00.

          c.   INTENTIONALLY DELETED.

          d.   INTENTIONALLY DELETED.

          e.   INTENTIONALLY DELETED.

          f.   INTENTIONALLY DELETED.

          g.   INTENTIONALLY DELETED.

          h.   INTENTIONALLY DELETED.

          i.   INTENTIONALLY DELETED.

          j.   INTENTIONALLY DELETED.

          k.   INTENTIONALLY DELETED.

          l. CAPITAL EXPENDITURES. $1,747.00 on the first payment date on which both principal and interest under the Loan are payable and on each payment date thereafter for payment or reimbursement of Capital Expenditures (defined below).

          m. WAIVER OF CERTAIN IMPOUNDS. Notwithstanding the foregoing or anything to the contrary contained herein, Borrower shall not be required to make the monthly deposits for the Impounds referenced in Section 3.1(1) above ("Trigger Impounds") until a Default (a "Trigger Event").

          n. LETTER OF CREDIT IN LIEU OF CASH FLOW SWEEP. In the event that a Cash Flow Sweep Trigger Event (defined below) has occurred pursuant to the terms of the Cash Management Agreement dated the date hereof, in lieu of all Gross Income delivered from the Property being deposited into the Excess Cash Flow Subaccount after applying all funds in the Restricted Account (as defined in the Cash Management Agreement) to the amounts


                                    EXHIBIT A
                                        3
               due under this Note on each scheduled payment date as provided for in the Cash Management Agreement, Borrower may deposit with Lender a Letter of Credit (defined below) in the principal amount of $2,000,000. The Letter of Credit (defined below) will be held as additional collateral for the Loan. The Letter of Credit shall be released to Borrower upon the occurrence of a Cash Flow Sweep Event Cure (as defined in the Cash Management Agreement dated the date hereof).

               "Cash Flow Sweep Trigger Event" shall mean the occurrence of any one of the following events: (i) Amdocs gives notice to Borrower that it will not exercise any option to extend contained in any Amdocs Leases pursuant to the terms of the applicable Amdocs Lease or (ii) Amdocs fails to (A) deliver evidence reasonably satisfactory to Lender that it has exercised each of the options to extend contained in each of the Amdocs Leases in accordance with each of their terms on or before that date that is twenty-four (24) months prior to the current expiration date of the applicable Amdocs Lease or (B) deliver to Lender extensions of each of the Amdocs Leases covering all of the Amdocs Space containing the following terms (reasonably satisfactory to Lender in all respects), (1) a term no less than five (5) years beyond the Maturity Date of the Loan, (2) then current market rates for the office submarket where the Property is located (after any rate abatement is calculated into the rate, if applicable) but in no event less than the rental rates currently provided for in each of the Amdocs Leases, and (3) such other terms and conditions shall be reasonably satisfactory to Lender.

               "Letter of Credit" shall mean an irrevocable, auto-renewing, unconditional, transferable, clean sight draft letter of credit having an initial term of not less than one (1) year and with automatic renewals for one (1) year periods, for which Borrower shall have no reimbursement obligation and which reimbursement obligation is not secured by the Property or any other property pledged to secure the Note, in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement that Lender has the right to draw thereon executed by an officer or authorized signatory of Lender. A Letter of Credit must be issued by an Approved Bank (defined below). If at any time the institution issuing any such Letter of Credit shall cease to be an Approved Bank (defined below), Lender shall have the right to draw down the same in full and hold the proceeds thereof in accordance with the provisions of the Loan Documents, unless Borrower shall deliver a replacement Letter of Credit from an Approved Bank (defined below) within (i) as to (a) above, twenty (20) days after Lender delivers written notice to Borrower that the institution issuing the Letter of Credit has ceased to be an Approved Bank (defined below) or (ii) as to (b) above, within twenty (20) days prior to the expiration date of said Letter of Credit.


                                    EXHIBIT A
                                        4

               "Approved Bank" shall mean (a) a bank or other financial institution which has the Required Rating (defined below), (b) if a securitization has not occurred, a bank or other reasonably financial institution acceptable to Lender or (c) if a securitization has occurred, a bank or other financial institution which the rating agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned in connection with such securitization.

               "Required Rating" shall mean a rating by S&P of not less than A-1+ if the term of such Letter of Credit, bond or other instrument is no longer than three (3) months or if the term of such Letter of Credit, bond or other instrument is in excess of three (3) months, a rating by the applicable rating agencies of not lower than "AA", "AA" and "Aa2" by S&P, Fitch and/or Moody's, respectively, or, if a securitization has not occurred, such other rating that is reasonably acceptable to Lender or, if a securitization shall have occurred, such other rating that the rating agencies shall have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned in connection with such securitization.

          o. AMDOCS GO-DARK RESERVE. In the event that any portion of the Amdocs Space is not operated and occupied by Amdocs pursuant to the terms of the Amdocs Lease for a continuous period of 30 days or more (the "Dark Space"), or if Amdocs offers any portion of the Amdocs Space for sublease (the "Sublet Space"), Borrower shall be required to make monthly deposits with Lender for the ensuing 12-month period in an amount equal to the quotient obtained by dividing (i) the product of (A) $15.00 multiplied by
               (B) the number of square feet in the Improvements covered by the Dark Space or the Sublet Space (the "Amdocs Go-Dark Reserve") and
               (ii) twelve (12) (the "Go-Dark Deposits"). The Amdocs Go-Dark Reserve shall be held by Lender as additional collateral for the Loan. In lieu of Amdocs Go-Dark Reserve, Borrower may deposit with Lender a Letter of Credit in the amount of the Amdocs Go-Dark Reserve to be required to be deposited over the 12-month period referenced above.

               The Borrower shall no longer be obligated to fund the Go-Dark Deposits upon Borrower's delivery of evidence satisfactory to Lender that (a) the Sublet Space has been sublet to a subtenant reasonably satisfactory to Lender pursuant to a sublease reasonably satisfactory to Lender and such subtenant has taken possession of the Sublet Space and commenced paying rent, (b) the Dark Space is re-occupied by Amdocs and is operating pursuant to the terms of the Amdocs Lease or (c) the Dark Space is re-let to a replacement tenant, reasonably satisfactory to Lender, pursuant to a replacement lease, reasonably satisfactory to Lender, and such replacement tenant has taken possession of the Dark Space and commenced paying rent. Notwithstanding the foregoing or anything


                                    EXHIBIT A
                                        5
               herein to the contrary, if only a portion of the Dark Space or the Sublet Space is sublet, re-occupied or re-let, as applicable, Borrower must continue to fund the Go-Dark Deposits with Lender until there is on deposit with Lender an amount no less than the product of (i) $15.00, and (ii) the number of square feet representing the portion of the Dark Space or the Sublet Space, as applicable ("the Required Minimum Go Dark Reserve Balance"). Lender agrees that in the event that Borrower is no longer obligated to fund the Go Dark Deposits, Lender shall refund to Borrower all amounts in the Amdocs Go Dark Reserve in excess of the Required Minimum Go Dark Reserve Balance.

     3.2  APPLICATION.

          a. TAXES. If no Default exists, Lender shall apply the Impounds to the payment of the taxes and other liabilities stated above.

          b. INSURANCE. If no Default exists, Lender shall apply the Impounds to the payment of the insurance premiums stated above.

          c.   INTENTIONALLY DELETED.

          d.   INTENTIONALLY DELETED.

          e.   INTENTIONALLY DELETED.

          f.   INTENTIONALLY DELETED.

          g. CAPITAL EXPENDITURES. If no Default exists, Lender shall release the Impounds to Borrower as necessary, in increments of no more than $20,000 per release, to pay or reimburse Borrower for the Capital Expenditures; provided, however, that Lender shall have received and approved each of the following:

               (i) Borrower's written request for such release, including a description of the Capital Expenditures and Borrower's certification that all Capital Expenditures for which payment or reimbursement is sought have been paid or incurred by Borrower for work completed lien-free and in a workmanlike manner subject to Borrower's right to contest liens as provided for in the Mortgage;

               (ii) copies of invoices supporting the request for such release;
                    and

               (iii) an inspection report if reasonably required by Lender, signed by an inspector selected by Borrower and reasonably approved by Lender, whose fees and expenses shall be paid by Borrower and deducted from requested release of Impounds, and such other evidence as Lender shall require, confirming Borrower's certification.


                                    EXHIBIT A
                                        6

     3.3 GENERAL. Subject to the terms of the Cash Management Agreement (as defined below), any portion of the Impounds that exceeds the amount required for payment of the foregoing costs shall be promptly repaid to Borrower upon Borrower's compliance with the foregoing. Reference is made to Section 6.12(b) of the Mortgage for a description of the account into which the Impounds shall be deposited and for a description of certain rights and remedies of Lender with respect to amounts in such account. Notwithstanding anything to the contrary in the Mortgage, all accounts containing Impounds for tenant improvements, deferred maintenance work, and capital expenditures shall bear interest at a rate established by Lender or its servicing agent, which may or may not yield the highest rate then available of the type customarily maintained.

     3.4  MAINTENANCE AND CONSTRUCTION.

          a. TENANT IMPROVEMENTS. Borrower shall construct or cause to be constructed all tenant improvements in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations.

          b.   INTENTIONALLY DELETED.

          c.   INTENTIONALLY DELETED.

          d. CAPITAL EXPENDITURES. Borrower shall complete or cause to be completed the lien-free performance (subject to Borrower's right to contest liens as provided for in the Mortgage) or installation of the Capital Expenditures (as defined below) from time to time as necessary, in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations. "Capital Expenditures" shall mean major repairs and replacements to maintain or improve the Property, including, without limitation, structural repairs, roof replacements, HVAC repairs and replacements, mechanical and plumbing repairs and replacements and boiler repair and replacements.

          e. RIGHT OF INSPECTION. Lender shall have the right to enter upon the Property at all reasonable times during normal business hours upon reasonable notice to inspect all work for the purpose of verifying information disclosed or required pursuant to this Note. Notwithstanding the foregoing, Lender shall not be obligated to supervise or inspect any work or to inform Borrower or any third party regarding any aspect of any work.

     3.5 RELEASE. Lender shall release any Impounds to Borrower through a funds transfer of such Impounds initiated by Lender to the following account or such other account as Borrower specifies in a notice to Lender:


                                    EXHIBIT A
                                        7

              Bank Name:       LaSalle National Bank
              ABA Routing No.: 071000505
              Account Name:    Stonewater DOX Funding LLC
              Reference:       Amdocs
              Advise:          John Reinsma, Ext. 4-0282

          Lender shall determine the funds transfer system and other means to be used in making each such release. Borrower agrees that each such funds transfer initiated by Lender shall be deemed to be a funds transfer properly authorized by Borrower, even if the transfer is not actually properly authorized by Borrower. Borrower acknowledges that Lender shall rely on the account number and ABA routing number set forth above or specified in a notice from Borrower to Lender, even if such account number identifies an account with a name different from the name so specified, or the routing number identifies a bank different from the bank so specified. If Borrower learns of any error in the transfer of any Impounds or of any transfer which was not properly authorized, Borrower shall notify Lender as soon as possible in writing but in no case more than 14 days after Lender's first confirmation to Borrower of such transfer.

     3.6. CASH MANAGEMENT. Borrower shall enter into that certain Cash Management Agreement (In-Place Hard) dated as of even date herewith among Borrower, Lender, as "Lender", and Lender, as "Depository" (the "Cash Management Agreement") which shall govern the collection and disbursement of all Gross Income (as defined in the Cash Management Agreement) during the term of the Loan.

4. ONE-TIME RIGHT OF TRANSFER OF PROPERTY. Notwithstanding anything to the contrary contained in Section 6.15 of the Mortgage, Lender shall, one time only, consent to the voluntary sale or exchange of all of the Property to a bona-fide third party purchaser, without any modification of the terms of this Note or the other Loan Documents, if no Default has occurred and is continuing and all of the following conditions have been satisfied:

     4.1 Lender's reasonable determination that the proposed purchaser, the proposed guarantor, if any, and the Property all reasonably satisfy Lender's then applicable credit review and underwriting standards, taking into consideration, among other things, (a) any material decrease in the Property's cash flow which would result from any increase in real property taxes due to any anticipated reassessment of the Property for tax purposes and (b) any requirement of Lender that the proposed borrowing entity satisfy Lender's then applicable criteria for a single purpose bankruptcy remote entity;

     4.2 Lender's reasonable determination that the proposed purchaser possesses satisfactory recent experience in the ownership and operation of properties comparable to the Property;


                                    EXHIBIT A
                                        8

     4.3 the execution and delivery to Lender of such documents and instruments as Lender shall reasonably require, in form and content reasonably satisfactory to Lender, including, without limitation, (i) an assumption agreement under which the purchaser assumes all obligations and liabilities of Borrower under this Note and the other Loan Documents and agrees to periodically pay such new or additional Impounds to Lender as Lender may reasonably require, and (ii) a consent to the transfer by any existing guarantor and a reaffirmation of such guarantor's obligations and liabilities under any guaranty made in connection with the Loan or a new guaranty executed by a new guarantor reasonably satisfactory to Lender;

     4.4 the purchaser shall furnish an opinion of counsel reasonably satisfactory to Lender and its counsel (A) that the assumption of the Loan has been duly authorized, executed and delivered, and that the Note, the assumption agreement and the other Loan Documents are valid, binding and enforceable against the purchaser in accordance with their terms, (B) that purchaser, any entity which is a controlling stockholder, member or general partner of the purchaser, and any additional signatory of the purchaser have been duly organized, and are in existence and good standing, and (C) with respect to such other matters as Lender may reasonably request;

     4.5 if required by Lender, delivery to Lender of evidence of title insurance reasonably satisfactory to Lender insuring Lender that the lien of the Mortgage and the priority thereof will not be impaired or affected by reason of such transfer or exchange of the Property;

     4.6 payment to Lender of an assumption fee equal to 1% of the then outstanding principal balance of this Note (but not less than $15,000);

     4.7 if reasonably required by Lender, deposit with Lender of any new or additional Impounds;

     4.8 reimbursement to Lender of any and all actual out of pocket costs and expenses paid or incurred by Lender in connection with such transfer or exchange, including, without limitation, all reasonable in-house or outside counsel attorneys' fees, title insurance fees, appraisal fees, inspection fees, environmental consultant's fees and any fees or charges of the applicable rating agencies; and

     4.9 if required by Lender, delivery to Lender of written evidence from the applicable rating agencies that such transfer or exchange will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the transfer or exchange for any securities issued in connection with the securitization of the Loan which are then outstanding (a "Rating Agency Confirmation").

     Lender shall fully release Borrower and any existing guarantor from any further obligation or liability to Lender under this Note and the other Loan Documents upon the


                                    EXHIBIT A
                                        9
     assumption by the purchaser and any new guarantor of all such obligations and liabilities and the satisfaction of all other conditions precedent to a transfer or exchange in accordance with the provisions of this Section.

5.   PREPAYMENT.

     5.1  The Note contains provisions which permit: Full Defeasance Only.

6.   RELEASE OF PARKING PARCEL - EXPANSION

     6.1 Notwithstanding anything to the contrary contained herein or in other Loan Documents, provided no Default has occurred and is continuing, Borrower may obtain the release of the Parking Parcel (a "Partial Release") from the lien of the Mortgage (and this Note and other Loan Documents) and the release of Borrower's obligations under this Note and other Loan Documents with respect to such Parking Parcel (other than those expressly stated to survive), but only upon the satisfaction of each of the following conditions:

          a. Borrower shall provide Lender with at least sixty (60) days but no more than ninety (90) days prior written notice of its request to obtain a release of the Parking Parcel;

          b. A wire transfer to Lender of immediately available federal funds in an amount equal to the Release Price for the Parking Parcel, together with (i) all accrued and unpaid interest on the amount of principal being prepaid on the date of such prepayment, (ii) if such payment is not made on a scheduled payment date, the Interest Shortfall with respect to the amount prepaid, (iii) any applicable prepayment premium in accordance with Section 13.2 hereof, and (iv) all other sums due under this Note or the other Loan Documents in connection with a partial prepayment;

          c. Borrower shall submit to Lender, not less than ten (10) days prior to the date of such release, a release of the lien (and other Loan Documents) for such Parking Parcel for execution by Lender. Such release shall be in a form appropriate in Illinois and shall contain standard provisions, if any, protecting the rights of Lender. In addition, Borrower shall provide all other documentation Lender customarily requires in Illinois to be delivered by Borrower in connection with such release;

          d. After giving effect to the release of the lien of the Mortgage encumbering the Parking Parcel proposed by Borrower to be released and paydown of the Note, Lender shall have determined, based on criteria that would be satisfactory to a prudent institutional mortgage loan lender, that the Debt Service Coverage Ratio with respect to the remaining Property shall be no less than the greater of (i) the Debt Service Coverage Ratio of the Property


                                    EXHIBIT A
                                       10
               as of the date hereof or (ii) the Debt Service Coverage Ratio of the Property immediately prior to the Partial Release;

          e. After giving effect to the release of the lien of the Mortgage encumbering the Parking Parcel proposed by Borrower to be released and paydown of the Note, Lender shall have determined, based on criteria that would be satisfactory to a prudent institutional mortgage loan lender, that the loan to value ratio with respect to the remaining Property shall be no greater than the lesser of (i) the loan to value ratio of the Property as of the date hereof or (ii) the loan to value ratio of the Property immediately prior to the Partial Release based on updated appraisals at the time of the Partial Release;

          f. Lender shall have received evidence that the Parking Parcel to be released shall be conveyed to a person or entity other than Borrower or any of its affiliates;

          g. Lender shall have received payment of all Lender's actual out-of-pocket costs and expenses, including due diligence review costs and reasonable counsel fees and disbursements incurred in connection with the release of the Parking Parcel from the lien of the Mortgage and the review and approval of the documents and information required to be delivered in connection therewith;

          h. Borrower shall deliver evidence reasonably satisfactory to Lender that (i) following the Partial Release, the Property remaining encumbered by the lien of the Mortgage shall comply with all Legal Requirements, including, without limitation, all zoning and building codes, rules and regulations (and specifically, parking requirements), (ii) the Property remaining encumbered by the lien of the Mortgage shall constitute a separate lot for tax and assessment purposes by no later than the earlier of (1) the earliest date permitted under applicable Legal Requirements, or
               (2) the first Business Day of the next calendar year, (iii) such release shall not adversely affect ingress or egress to or from the Property, (iv) the documents with respect to such release shall not impose any obligations or otherwise burden the Property in any way (subject to subsection (1) below), and (v) Borrower has obtained or caused to be obtained all necessary approvals, consents or permits with respect to such release;

          i. Borrower shall deliver to Lender a new lease with Amdocs Champaign, Inc., which shall cover all of the space in the improvements to be constructed on the Parking Parcel, reasonably acceptable to Lender;

          j. Lender shall have received an Officer's Certificate (A) as to the proposed use of the Parking Parcel, its compatibility with an office park and its effects on the operation and use of the remainder of the Property and (B)


                                    EXHIBIT A
                                       11
               indicating the gross revenue and operating expenses for the Property both immediately before and immediately after the proposed release after taking into account the proposed use of the Parking Parcel and its effects on income and expense at the Property, together with evidence in support of such conclusions;

          k. Borrower shall have delivered to Lender evidence that Borrower has complied with all requirements of and obtained all approvals required under any leases and the operating agreements, if any, applicable to the release of the Parking Parcel, if any, and that the release of the Partial Release does not violate any of the provisions of the leases and the operating agreements including, without limitation, provisions relating to the availability of parking at the Property;

          l. Borrower shall have delivered a copy of any reciprocal easement agreement amendment to be executed on or prior to the date of the release which may contain cross-easements for the benefit of the Parking Parcel and the remainder of the Property in respect of access, driveways, parking, utilities, drainage flows, storm and sanitary sewers, and other customary purposes. The reciprocal easement agreement amendment will contain only those provisions which (x) are necessary or desirable to accommodate the proposed development of the Parking Parcel, and (y) are consistent with Borrower's obligations under the Loan Documents;

          m. Borrower shall have delivered a certificate from an architect or engineer (licensed to practice in Illinois and reasonably acceptable to Lender) to the effect that any improvements proposed to be built on the Parking Parcel will not adversely affect the ability to operate and maintain the remainder of the Property (after giving effect to any easements reserved or granted for the benefit of such remainder or the Parking Parcel) and will not result in a loss of any rentable square feet on the remainder of the Property;

          n. Borrower shall have delivered to Lender an architect's certificate certifying that the plans and drawings for the improvements to be built on the Parking Parcel and the improvements to be constructed pursuant thereto will comply with all Legal Requirements;

          o. Borrower shall have delivered a metes and bounds description of the Parking Parcel and a survey of the Parking Parcel and the remainder of the Property which would be standard in commercial lending transactions;

          p. Borrower shall have delivered to Lender on the date of the release an endorsement to the policy or policies of title insurance insuring the Mortgage reflecting the release and (i) insuring Lender's interest in any easements created in connection with the release, (ii) extending the effective date of the policy or policies to the effective date of the release,


                                    EXHIBIT A
                                       12
               and (iii) confirming no change in the priority of the Mortgage on the remainder of the Property or in the amount of the insurance or the coverage under the policy or policies;

          q. If required by Lender, Borrower shall deliver to Lender a Rating Agency Confirmation as to the Partial Release and the anticipated improvements to be placed on the Parking Parcel and Lender agrees, upon request, to use commercially reasonable efforts to cooperate with Borrower and to facilitate Borrower's efforts to obtain any such rating confirmation as required hereunder, which cooperation shall include supplying the Rating Agencies with copies of reports, documents and other information and materials provided to Lender by Borrower, provided however, that in no event shall (1) Lender be required to incur any costs or expenses (other than de minimus costs or expenses) in connection with such cooperation and (2) Lender's agreement hereunder to cooperate with Borrower in obtaining a rating confirmation obligate Lender to institute (or threaten to institute) or participate in (or threaten to participate in) any litigation, suits, or proceedings at law or in equity against any Rating Agency in connection with Borrower's efforts to obtain such rating confirmation; and

          s. If the Loan is part of a Securitization, Borrower shall provide an opinion of counsel acceptable to the Rating Agencies that the release does not constitute a "significant modification" under
               Section 1001 of the Internal Revenue Code of 1986 or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust.


                                    EXHIBIT A
                                       13

                                                             Loan No. 31-0901388

                          EXHIBIT B TO PROMISSORY NOTE
                   LOAN DOCUMENTS AND OTHER RELATED DOCUMENTS

This Exhibit B is attached to and forms a part of that Promissory Note ("Note") executed by STONEWATER DOX FUNDING LLC ("Borrower") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

1. LOAN DOCUMENTS. The documents numbered 1.1 through 1.20 below of even date herewith (unless otherwise specified) and any amendments, modifications and supplements thereto which have received the prior written approval of Lender and any documents executed in the future that are approved by Lender and that recite that they are "Loan Documents" for purposes of this Note are collectively referred to as the "Loan Documents".

     1.1  This Note;

     1.2  Mortgage;

     1.3  State of Illinois Commercial Code - Financing Statements - Form UCC-1;

     1.4 State of Delaware Uniform Commercial Code - Financing Statements - Form UCC-1;

     1.5  Intentionally Deleted;

     1.6  Intentionally Deleted;

     1.7  Limited Liability Company Borrowing Certificate;

     1.8  Intentionally Deleted;

     1.9 Limited Liability Company Certificates Authorizing Limited Liability Company Activity;

     1.10 Limited Liability Company Certificate Authorizing LLC Activity;

     1.11 Corporate Resolutions Authorizing Corporate Activity;

     1.12 Partnership Certificate Authorizing Partnership Activity;

     1.13 Intentionally Deleted;

     1.14 One (1) Estoppel Certificate as of November 21, 2003;


                                    EXHIBIT B
                                        1

     1.15 One (1) Subordination Agreements and Non-Disturbance and Attornment Agreements as of November 21, 2003;

     1.16 Assignment of Management Contracts;

     1.17 Intentionally Deleted;

     1.18 Cash Management Agreement;

     1.19 Agreement Regarding Required Insurance.

2.   OTHER RELATED DOCUMENTS WHICH ARE NOT LOAN DOCUMENTS.

     2.1  Flood Hazard Notice;

     2.2  Limited Guaranty by Stonewater Funding LLC;

     2.3  Limited Guaranty by Drawbridge Special Opportunities Fund LP;

     2.4  Limited Guaranty by Stonewater Partners Inc.


                                    EXHIBIT B
                                        2

                                    EXHIBIT C

                       LEGAL DESCRIPTION OF PARKING PARCEL

Lot 5 of Final Plat of Lots 5, 6 and 7 of Par 3 Development Subdivision, a Subdivision in the City of Champaign, Champaign County, Illinois, as per plat recorded July 10, 1996 in Plat Book "CC" at page 185 as Document 96R 17100.